Exhibit 99.1

Olo Enters into Definitive Agreement to be Acquired by Thoma Bravo

Olo Shareholders to Receive $10.25 Per Share in Cash, a 65% Premium to Olo’s Unaffected Share Price

Transaction to accelerate Olo’s growth and enhance offerings for restaurant brands worldwide

NEW YORK, NY – July 3, 2025 – Olo Inc. (NYSE:OLO) (“Olo” or the “Company”), a leading open SaaS platform for restaurants, today announced that it has entered into a definitive agreement to be acquired by Thoma Bravo, a leading software investment firm, in an all-cash transaction valuing Olo at approximately $2.0 billion in equity value. The transaction is expected to help accelerate Olo’s growth and strengthen its platform and offerings for the over 750 restaurant brands it serves globally. Upon completion of the transaction, Olo will become a privately held company.

Under the terms of the agreement, Olo shareholders will receive $10.25 per share in cash. The per-share purchase price represents a premium of 65% over Olo’s unaffected share price of $6.20 as of April 30, 2025, the last trading day prior to media reports regarding a potential transaction.

Founded in 2005, Olo is a leading restaurant technology provider of digital ordering, payments, and guest engagement solutions that help brands increase orders, streamline operations, and improve the guest experience. Olo processes millions of transactions per day on its open SaaS platform and aggregates transaction data into a single source to help restaurants better understand and serve their guests. Olo serves over 750 restaurant brands and 88,000 locations and has a network of more than 400 integration partners.

“Over the last twenty years, we’ve built Olo into the market leader in digital ordering for restaurants, while also expanding into payments and guest engagement to help restaurant brands aggregate and activate guest data to drive profitable traffic,” said Noah Glass, Olo’s Founder and CEO. “By partnering with Thoma Bravo, we believe we can build on our success to date and accelerate our vision of helping our customers create a world where every restaurant guest feels like a regular.”

“It’s been amazing to watch the growth and evolution of Olo over the years. Noah’s vision and tenacity have created the leader in digital ordering, empowering restaurants to better and more efficiently serve their customers,” said Brandon Gardner, Chair of the Board of Olo. “The company’s strong market position has allowed us to achieve a significant premium through this transaction, and the Board unanimously believes that this is in the best interest of our shareholders.”

“We are thrilled to be joining Noah and the Olo team at this exciting stage of their journey,” said Hudson Smith, a Partner at Thoma Bravo. “The incredible platform and deep customer relationships they’ve built over the last two decades make them an ideal investment for us. We look forward to supporting them as they capitalize on the significant opportunities in the hospitality sector and work to achieve their impressive vision.”

“Noah is a visionary who helped create the digital ordering category for restaurants, and Olo’s platform has earned the trust of many of the world’s most iconic restaurant brands,” said Peter Hernandez, a Senior Vice President at Thoma Bravo. “We see tremendous potential ahead and are incredibly excited to work with Noah and his team on strategic and operational initiatives to help Olo accelerate growth and strengthen their position as an essential partner to restaurants everywhere.”

Transaction Details
The transaction, which was unanimously approved by the Olo Board of Directors, is expected to close by the end of calendar year 2025, subject to customary closing conditions, including approval by Olo shareholders and the receipt of required regulatory approvals. The transaction is not subject to a financing condition.

Upon completion of the transaction, Olo common stock will no longer be listed on any public stock exchange. The Company will continue to operate under the Olo name and brand.

Advisors
Goldman Sachs is serving as the exclusive financial advisor and Goodwin Procter LLP is serving as legal counsel to Olo. Kirkland & Ellis LLP is serving as legal counsel to Thoma Bravo.

About Olo
Olo (NYSE: OLO) is a leading restaurant technology provider with ordering, payment, and guest engagement solutions that help brands increase orders, streamline operations, and improve the guest experience. Each day, Olo processes millions of orders on its open SaaS platform, gathering the right data from each touchpoint into a single source—so restaurants can better understand and better serve every guest on every channel, every time. Over 750 restaurant brands trust Olo and its network of more than 400 integration partners to innovate on behalf of the restaurant community, accelerating technology’s positive impact and creating a world where every restaurant guest feels like a regular. Learn more at olo.com.

About Thoma Bravo
Thoma Bravo is one of the largest software-focused investors in the world, with approximately $184 billion in assets under management as of March 31, 2025. Through its private equity, growth equity and credit strategies, the firm invests in growth-oriented, innovative companies operating in the software and technology sectors. Leveraging Thoma Bravo’s deep sector knowledge and strategic and operational expertise, the firm collaborates with its portfolio companies to implement operating best practices and drive growth initiatives. Over the past 20+ years, the firm has acquired or invested in approximately 535 companies representing approximately $275 billion in enterprise value (including control and non-control investments). The firm has offices in Chicago, Dallas, London, Miami, New York and San Francisco. For more information, visit Thoma Bravo’s website at thomabravo.com.

Forward-Looking Statements
This communication and Olo’s (the “Company”) other filings and press releases may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s current beliefs, as well as assumptions made by, and information currently available to, the Company, all of which are subject to change. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock; (ii) the failure to satisfy any of the conditions to the consummation of the proposed merger (the “Merger”), including the receipt of certain regulatory approvals; (iii) the failure to obtain stockholder approval; (iv) the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the merger agreement with Project Hospitality Parent, LLC (“Parent”) and Project Hospitality Merger Sub, Inc. (“Merger Sub”) (the “Merger Agreement”), including in circumstances requiring the Company to pay a termination fee; (v) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (vi) risks that the proposed transaction disrupts the Company’s current plans and operations; (vii) the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business, in light of the proposed transaction; (viii) risks related to diverting management’s attention from the Company’s ongoing business operations; (ix) unexpected costs, charges or expenses resulting from the proposed Merger; (x) potential litigation relating to the Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; (xi) continued availability of capital and financing and rating agency actions; (xii) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xiii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities, as well as management’s response to any of the aforementioned factors; (xiv) the impact of adverse general and industry-specific economic and market conditions; (xv) uncertainty as to timing of completion of the proposed Merger; (xvi) legislative, regulatory and economic developments affecting the Company’s business and (xvii) other risks described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2025, the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2025, and subsequent filings. No list or discussion of risks or uncertainties should be considered a complete statement of all potential risks and uncertainties. Unlisted or unknown factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the Merger and/or the Company’s consolidated financial condition, results of operations, credit rating or liquidity. The forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to provide revisions or updates to any forward-looking statements, whether as a result of new information, future events or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Additional Information and Where to Find It
In connection with the proposed transaction by and among the Company, a Delaware corporation, Parent, a Delaware limited liability company, and Merger Sub, a Delaware corporation and a wholly-owned subsidiary of Parent, this communication is being made in respect of the pending Merger involving the Company and Parent. The Company will file with the SEC a proxy statement on Schedule 14A relating to its special meeting of stockholders and may file or furnish other documents with the SEC regarding the pending Merger. When completed, a definitive proxy statement will be mailed to the Company’s stockholders. This document is not a substitute for the proxy statement or any other document which the Company may file with the SEC. INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE PENDING MERGER AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING MERGER AND RELATED MATTERS.

The definitive proxy statement will be filed with the SEC and mailed or otherwise made available to the Company’s stockholders. The Company’s stockholders may obtain free copies of the documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Investors portion of the Company’s website at investors.olo.com under the link “Financials” and then under the link “SEC Filings” or by contacting the Company’s Investor Relations by e-mail at InvestorRelations@olo.com.

Participants in the Solicitation
The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the pending Merger. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s 2025 annual proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 24, 2025. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the proxy statement for the Company’s special meeting of stockholders and other relevant materials to be filed with the SEC in respect of the proposed Merger when they become available. These documents can be obtained free of charge from the sources indicated above.

Contacts

Olo
Media
Olo@icrinc.com

Investor Relations
InvestorRelations@olo.com

Thoma Bravo
Megan Frank
+1.212.731.4778
mfrank@thomabravo.com

or

FGS Global
Akash Lodh
ThomaBravo-US@fgsglobal.com